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                                                                EXHIBIT 10.28


                           CHANGE IN CONTROL AGREEMENT

         THIS AGREEMENT between WSMP, Inc., a North Carolina corporation (the "Company"), and L. Dent Miller (the "Employee") is dated as of January 29, 1998 (the "Effective Date").

                              W I T N E S S E T H:

         WHEREAS, the Employee is a key employee of the Company, serving in an executive capacity at the Company, having acquired an intimate knowledge of the business and affairs of the Company's restaurants and having clearly demonstrated the ability to perform valuable services for the Company; and

         WHEREAS, the Company considers it to be in the best interests of its shareholders to encourage the continued employment of key employees of the Company in that the continuity of management is essential to protecting and enhancing the best interests of the Company and its shareholders; and

         WHEREAS, the Company believes that the possibility of the occurrence of a Change in Control of the Company (as defined below) may result in the termination of the Employee's employment by the Company or in the distraction of the Employee from the performance of his duties to the Company, in either case to the detriment of the Company and its shareholders; and

         WHEREAS, the Company recognizes that the Employee could suffer adverse financial and professional consequences if a Change in Control of the Company were to occur; and

         WHEREAS, the Company wishes to enter into this Agreement to protect the Employee in the event that a Change in Control of the Company were to occur, thereby encouraging the Employee to remain with the Company and not be distracted from the performance of his duties to the Company;

         NOW, THEREFORE, the parties agree as follows:

         Section 1. Construction; Definitions. (a) In the event of the enactment of any successor provision to any statute or rule cited in this Agreement, references in this Agreement to such statute or rule shall be to such successor provision. The headings of Sections of this Agreement shall not control the meaning or interpretation of this Agreement. References in this Agreement to any Section are to the corresponding Section of this Agreement unless the context otherwise indicates.

         (b) As used in this Agreement, the following terms shall have the meanings indicated:


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                  (i)   "Affiliate" and "Associate" shall have the respective
         meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  (ii) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of securities of the Company constituting a Substantial Block, but shall not include (A) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company or such Subsidiary as a fiduciary pursuant to the terms of any such employee benefit plan, (B) any Person consisting of or including any or all of Messrs. James C. Richardson, Jr., David R. Clark, James M. Templeton, and L. Dent Miller, but only if and so long as such Person consists of or includes at least one full-time employee of the Company, and (C) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a Substantial Block solely as a result of a change in the aggregate number of shares of Voting Stock or other voting securities of the Company outstanding since the last date on which such Person acquired Beneficial Ownership of any securities of the Company included in such Substantial Block.

                  (iii) "After-Tax Payments" means payments to or for the benefit of the Employee under this Agreement after reduction for any and all federal, state and local income tax and excise tax liabilities of the Employee resulting therefrom.

                  (iv) "Agreement" means this Change of Control Agreement as it may be amended from time to time in accordance with Section 10.

                  (v) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                           (A) that such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has (1) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise or (2) the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of or to "beneficially own" any security under this clause (2) if the agreement, arrangement or understanding to vote such security (x) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and



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                  in accordance with, the applicable provisions of the General
                  Rules and Regulations of the Exchange Act and (y) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (B) that are beneficially owned, directly or
                  indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (2) of subparagraph (A) of this paragraph (v)) or disposing of any voting securities of the Company.

         No part of this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of or to "beneficially own" any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company until the expiration of forty days after the date of such acquisition.

                  (vi) "Benefit Plans" means all of the Company's employee benefit plans, including life insurance and medical, dental, health, accident and disability plans, in which the Employee was a participant on the Change in Control Date.

                  (vii) "Board of Directors" means the entire Board of Directors of the Company.

                  (viii) A "Business Combination" shall occur when

                           (A) any Person (other than a Subsidiary of the
                  Company) combines or consolidates with, or merges with and into, the Company, and the Company shall be the continuing or surviving corporation of such combination, consolidation or merger and, in connection with such combination, consolidation or merger, all or part of the shares of Voting Stock shall be changed into or exchanged for other securities of any Person or cash or any other property;

                           (B) the Company combines or consolidates with, or
                  merges with and into, any other Person (other than a Subsidiary of the Company), and the Company shall not be the continuing or surviving corporation of such combination, consolidation or merger; or

                           (C) the Company sells or otherwise transfers (or one
                  or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets, cash flow or earning power aggregating more than 50 percent of the assets, cash



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                  flow or earning power of the Company and its Subsidiaries
                  (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any other Person or Persons (other than the Company or any Subsidiary of the Company).

                  (ix) A "Change in Control of the Company" shall have occurred if, after the Effective Date,

                           (A) individuals who, as of the date hereof,
                  constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board;

                           (B) any Person, alone or together with its Affiliates
                  and Associates, at any time after the Effective Date, shall become an Acquiring Person;

                           (C) a Business Combination shall be consummated,
                  unless, immediately following such Business Combination, (1) all or substantially all the Persons who were the beneficial owners of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the shares of Voting Stock and the combined voting power of the voting securities of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Stock, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan of the Company or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15 percent or more of the Voting Stock of the corporation resulting from such Business Combination or the combined voting power of the voting securities then outstanding of such corporation, and (3) at least one-half of the members of the board of directors after such Business Combination were members of the Incumbent Board at the time of the approval of such Business Combination; or

                           (D) the Company is liquidated or dissolved.

                  (x) "Change in Control Date" means the date of occurrence of a Change in Control of the Company.

                  (xi) "Company" has the meaning assigned to such term in the recitals to this



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         Agreement and shall include any Person with or into which such Person shall have been merged or consolidated or to which such Person shall have transferred all or substantially all of its assets.

                  (xii) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (xiii) "Expiration Date" means the end of the ten-year period beginning on the Effective Date.

                  (xiv) "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited partnership, limited liability company, trust, unincorporated organization, government or agency or political subdivision of any government. When the context of this Agreement so indicates, such term also has the meaning assigned to it in Section 13(d) of the Exchange Act.

                  (xv) "Relevant Period" means the life of the Employee and, following the death of the Employee, throughout the life of the Employee's spouse, if any.

                  (xvi) "Subsidiary" means any corporation or other legal entity of which a majority of the voting power of the voting equity securities or voting interest is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

                  (xvii)  "Shares" means shares of capital stock of the Company.

                  (xviii) "Substantial Block" shall mean a number of shares of the Voting Stock equal to or in excess of 15% of the number of shares of the Voting Stock then outstanding.

                  (xix) "Voting Stock" means Shares the holders of which are entitled to vote for the election of directors of the Company, but excluding Shares entitled to vote only upon the occurrence of a contingency unless that contingency shall have occurred.

         Section 2. Term. If a Change in Control of the Company shall occur before the expiration of the term of this Agreement, then, whether or not the Employee's employment by the Company shall at any time be terminated, the Employee shall be entitled to receive the benefits provided for in this Agreement. The term of this Agreement shall begin on the Effective Date and, unless extended pursuant to the third sentence of this Section or terminated pursuant to the fourth sentence of this Section, shall expire at the Expiration Date. If the Company shall not have given written notice to the Employee at least 45 days before the Expiration Date that the term of this Agreement will expire on the Expiration Date, then the term of this Agreement shall be extended automatically for successive one-year periods (the first such period to begin on the day immediately following the Expiration Date) unless and until the Company shall give written notice to the Employee at least 45 days before the end of



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any one-year period for which the term of this Agreement shall have been extended that such term will expire at the end of such one-year period, whereupon the term of this Agreement shall expire at the end of such one-year period. This Agreement shall in any event expire upon the termination by the Employee or the Company of the Employee's employment by the Company, unless there has been a Change in Control of the Company.

         Section 3. Benefits Payable Upon Change in Control. If a Change in Control of the Company shall occur before the expiration of the term of this Agreement, then the Employee shall be entitled to the following benefits:

                  (i) The Company shall pay to the Employee, as a lump sum, an amount equal to the sum of:

                           (A) three times the amount of the Employee's annual
                  base salary as in effect on the Change in Control Date, plus

                           (B) three times the amount of the largest annual cash
                  bonus paid or payable by the Company to the Employee for services rendered during any one of the three most recent fiscal years of the Company, regardless of when such bonus may have been paid or payable, plus

                           (C) the amount, if positive, equal to the aggregate
                  spread between the exercise prices of all outstanding unexercised options to purchase Shares and other rights whose value derives from the value of Shares (including, without limitation, "cash-only" stock appreciation rights), which options or rights had been issued by the Company and are held by the Employee on the Change in Control Date, whether or not enough time had elapsed from the date of grant of such options or rights so as to make them fully exercisable or vested on the Change in Control Date, and the higher of

                                    (1) the closing price of the Shares as
                           reported on the NASDAQ National Market System on the Change in Control Date, or

                                    (2) the highest price per Share actually
                           paid in connection with the Change in Control of the Company, plus

                           (D) an additional amount equal to the aggregate of
                  any and all federal, state and local income tax and excise tax liabilities of the Employee resulting from the payments due pursuant to clauses (A), (B), (C) and (D) hereof; provided, however, that, if the total of all After-Tax Payments would be increased by the limitation or elimination of any payment under this Section 3, then amounts payable under this Section 3 shall be reduced to the extent, and only to the extent, necessary to maximize the After-Tax Payments. The



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                  determination as to whether and to what extent payments under this Section 3 are required to be reduced in accordance with the preceding sentence shall be made at the Company's expense by Deloitte & Touche LLP or such other nationally recognized certified public accounting firm as the Board of Directors may designate as soon as practicable following a Change in Control of the Company.

                  (ii) The Company (at its sole expense) shall take the following actions:

                           (A) immediately following the Change in Control Date
                  and throughout the Relevant Period, the Company shall maintain in effect, and not materially reduce the benefits provided by, each of the Benefit Plans; and

                           (B) the Company shall arrange for uninterrupted
                  participation in each of the Benefit Plans by the Employee (and, following the death of the Employee, by the Employee's spouse, even if such person was not the Employee's spouse or was otherwise ineligible to participate in a Benefit Plan on the Change in Control Date or at any other time), provided that, if such participation in any Benefit Plan is not permitted at any time during the Relevant Period by the terms of such Benefit Plan, then the Company (at its sole expense) shall thereupon provide to the Employee (and, following the death of the Employee, shall provide to the Employee's spouse) substantially the same benefits as were provided to the Employee pursuant to such Benefit Plan on the Change in Control Date.

Each payment required to be made to the Employee pursuant to the foregoing provisions of this Section 3 shall be made by check drawn on an account of the Company at a bank located in the United States of America and shall be paid not more than 10 days after the Change in Control Date. Upon payment in full to the Employee of all amounts due under subsection (i) of this Section 3, all of the options and other rights referred to in clause (C) of such subsection as to which payment has been made shall be automatically cancelled.

         Section 4. Notices. Notices required or permitted to be given by either party pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the other party or when deposited with the United States Postal Service as registered mail with postage prepaid and addressed:

                  (i) if to the Employee, at the Employee's address last shown on the Company's records, and

                  (ii) if to the Company, at 1 WSMP Drive, P.O. Box 399, Claremont, NC 28610, directed to the attention of the Corporate Secretary;



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or, in either case, to such other address as the party to whom or to which such notice is to be given shall have specified by notice given to the other party.

         Section 5. Withholding Taxes. The Company may withhold from all payments to be paid to the Employee pursuant to this Agreement all taxes that, by applicable federal, state or local law, the Company is required to so withhold.

         Section 6. Expenses of Enforcement. Upon demand by the Employee made to the Company, the Company shall reimburse the Employee for all reasonable expenses (including legal fees and expenses) incurred by the Employee in enforcing or seeking to enforce the payment of any amount or other benefit to which the Employee shall become entitled pursuant to this Agreement.

         Section 7. Employment by Subsidiary. If, at the Effective Date, the Employee is an employee of a subsidiary of the Company, then references in this Agreement to the Employee's employment by the Company shall be understood as references to the Employee's employment by the subsidiary.

         Section 8. No Obligation to Mitigate. The Employee shall not be required to mitigate the amount of any payment or other benefit required to be paid to the Employee pursuant to this Agreement, whether by seeking other employment or otherwise, nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by the Employee as a result of employment by another Person.

         Section 9. Confidential Information. From the Effective Date until the expiration of the term of this Agreement, the Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, that shall have been obtained by the Employee during the Employee's employment by the Company or any of its affiliated companies and that shall not have become public knowledge (other than as a result of acts by the Employee in violation of this Section). The Company, however, shall not withhold or reduce any amount or other benefit payable to the Employee pursuant to the terms of this Agreement, or otherwise, on the ground that the Employee has breached or threatened to breach the foregoing provisions of this Section; the sole remedy of the Company for a breach or anticipated breach of such provisions shall be injunctive relief.

         Section 10. Amendment and Waiver. This Agreement may be amended or waived only by a written instrument signed by both parties. No waiver by either party of any breach of this Agreement shall be considered a waiver of any other or subsequent breach.

         Section 11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina.




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         Section 12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

         Section 13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

         Section 14. Assignment. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representative. The Company shall not assign any of its obligations under this Agreement, by operation of law or otherwise, without the express prior written consent of the Employee; any assignment supposedly effected absent such consent shall be void.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the Effective Date.

WSMP, INC.



By: /s/ MATTHEW V. HOLLIFIELD
    ----------------------------------------
        Matthew V. Hollifield
        Vice President of Finance

THE EMPLOYEE:


/s/ L. DENT MILLER                     (L.S.)
---------------------------------------
L. Dent Miller




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